Exhibit 99.1

Atlantic Power Corporation Announces Appointment of New Board Member

DEDHAM, MASSACHUSETTS – January 23, 2019 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) today announced the appointment of Danielle S. Mottor (née Powers) to the Company’s Board of Directors. With the addition of Ms. Mottor, the Board of Directors will consist of six members, five of whom are independent and four of whom have been appointed in the past four years.

Ms. Mottor is a Senior Vice President of Concentric Energy Advisors, a consulting firm focused on the North American energy industry, and has had previous roles at ISO New England, Navigant Consulting, XENERGY and New England Power Company. Over the course of her nearly 30-year career, Ms. Mottor has developed expertise in wholesale and retail electric markets, transmission systems, generation asset sales and acquisitions, asset valuation and plant operations. She was extensively involved in the design of the New England Forward Capacity Market. Ms. Mottors holds a Master of Business Administration from Bentley College and a Bachelor of Science in Mechanical Engineering from the University of Massachusetts at Amherst.

As an independent director of the Company, Ms. Mottor will serve on the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Operations and Commercial Oversight Committee.

“On behalf of the Board of Directors, I would like to welcome Danielle Mottor to our Board,” said Irving R. Gerstein, Chairman of Atlantic Power. “Her energy expertise generally and in power markets and regulatory structures specifically will be a valuable asset to the Board of Directors and the management team of Atlantic Power. We are pleased that she has joined our Board, and we look forward to working with her.”

About Atlantic Power

Atlantic Power is an independent power producer that owns power generation assets in nine states in the United States and two provinces in Canada. The generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long-term PPAs that have expiration dates ranging from 2019 to 2037. The Company seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). The majority of the projects in operation are 100% owned and directly operated and maintained by the Company. The Company has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

Atlantic Power’s shares trade on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of the Company’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under "Atlantic Power Corporation" or on the Company's website.

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Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, "forward-looking statements").

Certain statements in this news release may constitute "forward-looking statements", which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "project," "continue," "believe," "intend," "anticipate," "expect" or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•	The Board’s view that Ms. Mottor’s expertise will be a valuable asset to the Board and the management of the Company.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “SEC”) from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.